SKILLSOFT CORP. AND SUBSIDIARIES
As of April 8, 2024

Name		Incorporation	Ownership*
Skillsoft Corp.		Delaware, USA
Skillsoft Finance I, LLC		Delaware, USA	100%
Skillsoft Finance II, Inc.		Delaware, USA	100%
	Albert DE Holdings Inc.	Delaware, USA	100%
	Albert US Holdings Inc.	Delaware, USA	100%
	GK Holdings, Inc.	Delaware, USA	100%
	Global Knowledge Training LLC	Delaware, USA	100%
	Develop.com Holdings LLC	Delaware, USA	100%
	Develop.com LLC	Delaware, USA	100%
	Global Knowledge Holdings B.V.	Netherlands	100%
	Global Knowledge Belgium BVBA	Belgium	99%
	Global Knowledge Denmark ApS	Denmark	100%
	Global Knowledge FZ LLC	United Arab Emirates	100%
	Global Knowledge (SAE)	Egypt	100%
	Global Knowledge ME FZ-LLC	United Arab Emirates	100%
	Global Knowledge Network France SAS	France	100%
	Global Knowledge Network Netherlands B.V.	Netherlands	100%
	Global Knowledge Belgium BVBA	Belgium	1%
	Global Knowledge Network Netherlands VOF	Netherlands	5%
	Global Knowledge Network Netherlands VOF	Netherlands	95%
	Global Knowledge Network Spain SLU	Spain	100%
	Global Knowledge Network Training Limited	United Kingdom	100%
	GK Apprenticeships Limited	United Kingdom	100%
	Global Knowledge Network (Canada) Inc.	Canada	100%
	Codecademy, LLC	Delaware, USA	100%
	Software Luxembourg Intermediate S.a r.l.	Luxembourg	100%
	Software Luxembourg Acquisition S.a r.l.	Luxembourg	100%
	Pointwell Limited	Ireland	100%
	SSI Investments I Limited	Ireland	100%
	SSI Investments II Limited	Ireland	100%
	SSI Investments III Limited	Ireland	100%
	Skillsoft Limited	Ireland	100%
	Skillsoft France S.a r.l.	France	0.854%
	Skillsoft Ireland Limited	Ireland	99.010%
	Skillsoft (US) LLC	Delaware, USA	100%
	Skillsoft Canada, Ltd.	New Brunswick, Canada	45%
	Skillsoft Receivables Financing LLC	Delaware, USA	100%
	Skillsoft Software Services India Private Limited	India	0.980
	Skillsoft Asia Pacific Pte Ltd	Singapore	100%
	Beijing Skillsoft Consulting Co., Ltd	China	100%
	Skillsoft Software Services India Private Limited	India	99.010%
	Skillsoft Canada, Ltd.	New Brunswick, Canada	55%
	Skillsoft Group France SAS	France	100%
	Skillsoft Digital (France) SAS	France	100%
	Thirdforce Group Limited	Ireland	100%
	Skillsoft New Zealand Limited	New Zealand	100%
	Skillsoft Services Company LLC	Delaware, USA	100%
	Pluma, Inc.	Delaware, USA	100%
	Skillsoft Asia Pacific Pty Ltd	Australia	100%
	Skillsoft Software Services India Private Limited	India	0.010%
	Skillsoft France S.a r.l.	France	99.146%
	Skillsoft Hong Kong Limited	Hong Kong	100%
	Skillsoft Ireland Limited	Ireland	0.990%
	Skillsoft U.K. Limited	United Kingdom	100%
	Skillsoft NETg GmbH	Germany	100%